Exhibit 10.14

OPTION AWARD AGREEMENT

UNDER THE VIVENTIA BIO INC.  EQUITY INCENTIVE PLAN

THIS OPTION AWARD AGREEMENT (this “Agreement”) is made by and between Viventia Bio Inc. (the “Company”) and                (the “Participant”) as of this     day of             (the “Effective Date”).

WHEREAS, the Company maintains the Viventia Bio Inc.  Equity Incentive Plan (the “Plan”) for the benefit of its service providers; and

WHEREAS, in order to compensate the Participant for service to the Company, the Company hereby grants to the Participant an option (the “Option”) to purchase a total such number of Shares, at the price and on the terms set forth herein, and in all respects subject to subject to the restrictions and on the terms and conditions contained in this Agreement and those terms and conditions contained in the Plan that are applicable to non-qualified stock options; and

WHEREAS, the Plan permits the grant of Options.

NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:

1.                                      Option Award.  The Company hereby awards the Participant an Option to purchase           Shares of the Company (the “Award”).  This Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  The terms of the Plan are hereby incorporated into this Agreement by this reference, as though fully set forth herein Except as otherwise provided herein, capitalized terms herein will have the same meaning as defined in the Plan

2.                                      Exercise Price and Term.  The exercise price per for your Award will be $      per Share and the no portion of the Option Award may be exercised later than the date that is ten (10) years after the Effective Date, subject to earlier termination of the Option, as provided in the Plan

3.                                      Exercise of Option.  This Option Award shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement as follows:

(a)                                 Right to Exercise.  Subject to the Participant’s continued service with the Company or its affiliates through the applicable dates set forth below, the Option will vest and become exercisable according to the following schedule:

i.                                             % of the Shares subject to this Award will vest and become on the first anniversary of the Effective Date;

ii.                                       An additional    % of the Shares subject to this Award will vest and become on the second anniversary of the Effective Date;

iii.                                    An additional    % of the Shares subject to this Award will vest and become on the third anniversary of the Effective Date; and

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iv.                                   The final    % of the Shares subject to this Award will vest and become on the fourth anniversary of the Effective Date

(b)                                 Method of Exercise.  The Participant may exercise all or any outstanding portion of the Award, to the extent then vested and exercisable, by providing written notice stating the election to exercise this Option.  Such written notice must be signed by the Participant and must be delivered in person or by certified mail to such person as may be designated by the Company from time to time.  The written notice must be accompanied by payment of the option exercise price in the manner described in Section 5(d) of the Plan The certificate(s), if any, for the Shares will be registered in the name of the Participant and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.

(c)                                  Restrictions on Exercise.  This Option may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.  In addition, as a further condition to the exercise of this Option, the Company may require the Participant to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation

4.                                      Termination of Relationship with the Company.  Unless otherwise determined by the Committee, upon the Participant’s termination of service with the Company and its affiliates, (a) any unvested portion of your Award will be forfeited with no consideration as of the date of such termination and (b) the Option, to the extent then exercisable as of the date of such termination will be exercisable only for such time as set forth in Section 6 of the Plan.

5.                                      Non Transferability of Option.  This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution During the Participant’s lifetime, this Option is exercisable only by the Participant (or by such Participant’s legal guardian or representative as provided).  Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators, legal guardians, representatives and heirs of the Participant, meaning for purposes of this Award Agreement, both testamentary heirs and heirs by intestacy.

6.                                      No Continuation of Employment or Engagement.  Neither the Plan nor this Award shall confer upon any Participant any right to continue in the service of the Company or any of its affiliates or limit, in any respect, the right of the Company or any of its affiliates to discharge the Participant at any time, with or without Cause and with or without notice.

7.                                      Rights of Participant.  The Participant will have not voting rights or rights to any distributions or other rights with respect to the Shares underlying the Award, until the exercise of such Option

8.                                      Tax Consequences and Withholding.  The Participant acknowledges that the Company has not advised the Participant regarding the Participant’s income tax liability in connection with the grant, vesting or exercise of the Options.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.  The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Participant any taxes

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required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares underlying such Option

9.                                      The Plan.  The Participant has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time.  Pursuant to the Plan, the Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan

10.                               Consent to Electronic Delivery.  The Participant hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations).  For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site.  Upon written request, the Company will provide to the Participant a paper copy of any document also delivered to the Participant electronically.  The authorization described in this paragraph may be revoked by the Participant at any time by written notice to the Company.

11.                               Entire Agreement.  This Agreement, together with the Plan, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature.

12.                               Amendment.  Subject to the provisions of the Plan, this Agreement may only be amended by a writing signed by each of the parties hereto.

13.                               Execution.  This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Participant have each executed this Option Award Agreement on the respective date below indicated.

VIVENTIA BIO INC.

By:

Name:
Title:
Date:

PARTICIPANT

Signature:
Date: